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                                                                      EXHIBIT 21


                            ACME METALS INCORPORATED
                              SUBSIDIARY LISTING
                              AS OF MARCH 1, 1995
                            ------------------------





Subsidiary Name, D/B/A,          State or Country of
and Its Subsidiaries                Incorporation        Type of Business
------------------------------   ---------------------   ----------------------



Acme Steel Company                   Delaware            Integrated steel
                                                         producer
(d/b/a Acme Steel Company, Inc.,
State of Alabama)
(d/b/a Acme Steelstrapping Company,
State of Texas)

     Alabama Metallurgical           Washington          Leases real estate and
     Corporation                                         equipment


Acme Packaging Corporation           Delaware            Manufacture and sale of
(d/b/a Acme Steel Packaging                              steel strapping and
Corporation, State of                                    related tools
California)

     Acme Steel Company              Barbados            Foreign trading
     International, Inc.                                 company

     Alpha Tube Corporation          Delaware            Manufacture and sale
                                                         of welded carbon steel
                                                         tubing

     Alta Slitting Corporation       Delaware            Slitting and processing
                                                         of steel products

     Universal Tool & Stamping       Indiana             Manufacture and sale of
     Company, Inc.                                       auto and truck jacks